EXHIBIT 10.36

INTERNATIONAL SHIPHOLDING CORPORATION
11 North Water Street, Suite 18290

Mobile, Alabama 36602

September 15, 2015

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attn: Peter Attridge

Department Transaction and Loan Services

Email: tis.london@dvbbank.com

Facsimile No.: +44 207 256 4352

Re:Request for waivers under that certain

Senior Secured Term Loan Credit Agreement

dated as of August 26, 2014, as amended, for the vessel GREEN BAY

Dear Sirs:

Reference is made to that certain Senior Secured Term Loan Credit Agreement dated as of August 26, 2014 (as the same has been amended from time to time, the "Credit Agreement"), by and among (1) Central Gulf Lines, Inc., as borrower, (2) International Shipholding Corporation, as guarantor, (3) the lenders from time to time party thereto, (4) DVB Bank SE, as facility agent and as security trustee, and (5) DVB Bank SE, as mandated lead arranger, Capitalized terms used herein shall have the meanings provided to them in the Credit Agreement.

Reference is also made to the information provided to the Lenders at the bank group meeting held at the Guarantor's offices in Mobile, Alabama on Wednesday, September 9, 2015, which information has since been updated in communications between the Guarantor and the Lenders and the Agents. In connection with same, the Borrower hereby requests that the Lenders and the Agents:

•

waive the Guarantor's compliance with the Working Capital, Minimum Liquidity, Minimum Consolidated Tangible Net Worth and Minimum Consolidated Fixed Charge Coverage Ratio financial covenants, Sections 9.3(b), 9.3(d), 9,3(e) and 9.3(g), respectively, in the Credit Agreement for the fiscal quarter ending September 30, 2015;

•	extend the mandatory prepayment deadline under section 5 of the Omnibus, Assignment, Assumption and Amendment Agreement dated August 4, 2015 to October 23, 2015.

Please indicate your agreement to the foregoing by signing this letter agreement where indicated below. If you have any questions, please feel free to contact the undersigned.

Sincerely yours,

INTERNATIONAL SHIPHOLDING CORPORATION

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President and Treasurer

DVB Bank SE

September 15, 2015

Acknowledged and agreed to

This 29 day of September, 2015

DVB Bank SE as Facility Agent,

Security Trustee and Lender

By: /s/ Eik Schuppan

Name: Eik Schuppan

Title: Senior Vice President

By: /s/ Felix Ulbricht

Name: Felix Ulbricht

Title: Managing Director

cc:DVB Transport (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Attn: Christoph Clauss

         Matthew Galici

Email: Christoph.clauss@dvbbank.com;  matthew.galici@dvbbank.com

Facsimile: (212) 858-2664; (917) 369-2196